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                                                                    EXHIBIT 10.8

                         STRATEGIC ALLIANCE AGREEMENT

         This Strategic Alliance Agreement ("Strategic Alliance" or "Agreement") is made and entered into as of the 20th day of April, 2000, by and between Click Commerce, Inc., a Delaware corporation ("Click") and Andersen Consulting, LLP, an Illinois Limited Liability Partnership ("Andersen Consulting") on behalf of and for the benefit of all entities throughout the world comprising the Andersen Consulting worldwide organization (i.e., any Andersen Consulting entity having a Member Firm Interfirm Agreement with Andersen Worldwide or any successor entity to Andersen Worldwide, or any other entity controlling, controlled by or under common control with such an entity or a partner of Andersen Worldwide or any successor entity) (the "AC Affiliates").

                                   RECITALS:
                                   ---------

         WHEREAS, Andersen Consulting has developed a substantial reputation and goodwill in the field of providing consulting services under the ANDERSEN CONSULTING service mark (together with its logos and other intellectual property relating thereto, the "Andersen Consulting Mark");

         WHEREAS, Click has developed a substantial reputation and goodwill in the field of computer software solutions and related consulting services under the CLICK, CLICK COMMERCE and CLICK INTERACTIVE trademarks and service marks and is pursuing protection of the trademark ENTERPRISE CHANNEL MANAGEMENT (together with its logos and other intellectual property relating thereto, the "Click Marks").

         WHEREAS, Andersen Consulting and Click believe that by working together to jointly enhance their products and services offering in the e-commerce area they will be able to achieve mutual and independent success in the marketplace as a result of promoting Click's products and services and Andersen Consulting's services to their respective clients. It is therefore the desire of Andersen Consulting and Click to work together in a strategic alliance to jointly market Click's products and services and Andersen Consulting's services.

         Now, therefore, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Click and Andersen Consulting hereby agree as follows:


                              ARTICLE I - PURPOSE
                              -------------------

         1.1  Strategic Alliance Business Goals. The purpose of this Strategic
              ---------------------------------
Alliance is to achieve mutual and independent success in the marketplace through the promotion of Click products and services and Andersen Consulting services. In this regard, it is the intention of Andersen Consulting and Click to work together to achieve the following joint business goals: (i) market and sell Click products and services to Designated Customers (as defined herein), (ii) market and sell Andersen Consulting services to Designated Customers and Click accounts; and

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(iii) design and develop mutually agreeable marketing materials, such as white papers, industry and product analyses and other similar collateral materials, and develop and implement mutually agreeable marketing strategies tailored to the needs of the Designated Customers. It is the intention of the parties hereto that with respect to any third party that is determined to be a Designated Customer pursuant to the terms of this Agreement, all Click software, products and services provided to such Designated Customer, by either of Andersen Consulting or Click, either independently or in conjunction with another party, shall be provided pursuant to this Agreement (except as otherwise specified in this Agreement).

         1.2  Designated Customers. "Designated Customer" means an AC Entity (as
              --------------------
defined below) or any other third party that (A) is introduced to Click by Andersen Consulting, AC Affiliates or other parties reasonably agreed to by Andersen Consulting and Click (Andersen Consulting together with such AC Affiliates and other entities, the "AC Entities") or (B) is introduced to Andersen Consulting by Click, and, in either case, as to which personnel of the AC Entities play a material role, and the AC Entities provide a reasonable level of assistance, in the marketing efforts related to such party's decision to purchase or license software, goods or services from Click. Andersen Consulting shall notify Click that the introduced party would constitute a Designated Customer if a sale or license shall be consummated. If Click disagrees with such designation, Click shall notify Andersen Consulting within ten (10) days after delivery of the designation notice by Andersen Consulting. Click may indicate its disagreement with such designation only if Click or any other party with which Click has engaged in joint marketing activities (a "Click Marketing Partner") has had material contact with the prospect which is the subject of the designation in the 180 days prior to receipt of the designation notice and begun material marketing activities. The parties shall diligently pursue the consummation of a Qualifying Order with each Designated Customer, and Click shall negotiate in good faith a Qualifying Order with such Designated Customer. The parties agree to negotiate in good faith to resolve any disputes with respect to the designation of Designated Customers in a manner that reflects the relative contribution of the parties..

         1.3  Exclusions from the Strategic Alliance.  The parties specifically
              --------------------------------------
intend to exclude from the parties' efforts hereunder all marketing efforts made by Click pursuant to strategic alliance or system integration agreements between Click and third parties identified by Click to Andersen Consulting in writing which is acknowledged by Andersen Consulting prior to the date hereof and one additional Click Preferred Systems Integrator.

         1.4  Non-United States Matters.  In some cases, specific implementation
              -------------------------
of this relationship in countries other than the United States will need to be reflected in local country addendum added to this Agreement from time to time, executed by the AC Affiliate in the country and an entity representing Click.

                                       2
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               ARTICLE II - OPERATION OF THE STRATEGIC ALLIANCE
               ------------------------------------------------

         2.1  Management of the Relationship. The parties will each designate an
              ------------------------------
executive sponsor to participate on a Management Committee who will be responsible for the coordination of all activities between Click and Andersen Consulting, the facilitation of information flow between the two companies and the coordination of joint marketing and sales opportunities. The responsibilities of each party in this Strategic Alliance will be determined by this Agreement and the Management Committee. All decisions by the Management Committee with respect to Designated Customers and otherwise with respect to the operation of the Strategic Alliance must be unanimously approved by both members of the Management Committee. Andersen Consulting hereby designates Roy Phelan as its executive sponsor and Click hereby designates Randy A. Gray as its executive sponsor. Either party may replace its executive sponsor, provided that such successor shall be reasonably acceptable to the other party and at a similar level of responsibility within such party's organization.

         2.2  Meetings of the Management Committee. Meetings of the Management
              ------------------------------------
Committee may be conducted in person or by teleconferencing and shall be with such frequency as the parties may agree upon. The location of meetings conducted in person shall be as nearly evenly distributed as is practicable between the home offices of Andersen Consulting and Click. Each party shall be responsible for its own travel expenses in attending meetings of the Management Committee.

         2.3  Development of Business Plans and Budgets. The Management
              -----------------------------------------
Committee may review any written business plans and financial budgets that are prepared by either party with respect to any marketing project which the parties agree to undertake or develop jointly. Each party will use its diligent and reasonable efforts to develop or implement each project in accordance with the agreed upon business plan and budget.

         2.4  Pricing and Payment Terms to Designated Customers. Each party
              -------------------------------------------------
shall have the right to designate pricing and payment terms in accordance with its own business practices to all of its own accounts and the pricing and terms of each party's products and services directly sold by that party to Designated Customers. On a case-by-case basis, the Management Committee will have the ability to request that the parties modify their pricing to Designated Customers when appropriate in light of the competition for similar products and services and taking into account the value received by the Designated Customer associated with the products and services provided by this Strategic Alliance.

         2.5  Independent Contractors. Nothing contained in this Agreement shall
              -----------------------
be construed as creating a relationship between Andersen Consulting and Click other than that of independent contractors. The parties are independent contractors and neither party shall have any liability for the acts or omissions of the other party or the other party's clients or employees. Each party shall not be deemed an employee or agent of the other party or of any other company affiliated with the other party. Accordingly, each party shall have no right, power or authority to act, and shall not act, in any way in the name of the other party or its affiliated companies. As

                                       3
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independent contractors, each party shall pay its own taxes and maintain its own requisite insurance. The parties shall cooperate in good faith to minimize such tax liabilities to the extent legally permissible and to incorporate provisions to recover such taxes into underlying contracts with Designated Customers. Neither party is responsible to any end user (including, but not limited to, Designated Customers) for the quality of services or products provided by the other party. Nothing contained herein is intended to constitute or create a joint venture or partnership relationship between Click and Andersen Consulting. Each party is solely responsible for establishing the prices for its own products and services. Except as otherwise provided in this Agreement or the agreements contemplated herein, each party shall be responsible for its own costs and expenses associated with its performance of this Agreement. The parties shall not, during the term of this Agreement, use the terms "joint venturer," "co-venturer," "partner," "marketing partner," "partnership," "affiliate," or similar terms to describe the relationship between the parties under this Agreement. Any inadvertent use of such terms is not intended by the parties either to describe in any manner the relationship of the parties under this Agreement, or expressly or impliedly to create a legal partnership or joint venture, or any responsibility by one party for the actions of the other.

                 ARTICLE III - RESPONSIBILITIES OF THE PARTIES

         3.1      Responsibilities of Click. Click shall have primary
                  -------------------------
                  responsibility for the following matters:


         (a) Evaluating its existing customers and prospects to determine which may provide marketing opportunities for Andersen Consulting's services.

         (b) Identifying highly qualified accounts as potential Andersen Consulting customers. Click's first proposed customer shall be disclosed to Andersen Consulting upon execution of this Agreement, but shall not be considered a Designated Customer.

         (c) Providing Andersen Consulting with reasonably sufficient marketing materials for Click's products and services so that Andersen Consulting may effectively perform its obligations under this Agreement.

         (d) Providing Andersen Consulting with a commercially reasonable level of marketing and sales assistance consistent with standard software industry practices, including but not limited to: responding to phone calls from prospective clients, providing proposal assistance, and providing tutorial assistance.

         (e) Providing Andersen Consulting with a commercially reasonable level of support similar to that provided to Click personnel in connection with Click's marketing efforts, including answering technical questions, and where mutually agreed by the joint project team leaders, supplying experts to support detailed technical presentations and meetings.

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         (f)      Providing Andersen Consulting with a commercially reasonable level of support similar to that provided to Click personnel in connection with Click's system integration efforts, including supplying, at no cost to Andersen Consulting, documentation and dedicated telephone technical support sufficient for Andersen Consulting to perform its role as a system integrator.

         (g) In the event Andersen Consulting elects to execute an engagement to provide a Designated Customer with front-line client support, Click shall treat Andersen Consulting personnel in the same manner, and provide to them the same commercially reasonable level of support, that Click would be obligated to provide to employees of such Designated Customer under the support and maintenance agreement between Click and such Designated Customer (which may include telephone technical support) during normal Click's business hours and shall not impose an additional cost on Andersen Consulting related to such services.

         (h) Providing software maintenance, technical support, software warranty and training services, to Designated Customers at fees not to exceed Click's standard fees. Click agrees to extend to each Designated Customer the same basic warranties and indemnifications with respect to Click's software, goods and services that Click generally extends to its clients; provided, however, that Click shall not provide any warranties or indemnifications with respect to any other software, goods or services provided by Andersen Consulting or any other entity. The terms of Click's warranties shall commence upon delivery of the applicable product(s) to the Designated Customer; provided, however, that upon Andersen Consulting's prior written request, warranty coverage shall be extended for a further period (not to exceed 90 days following installation of the Click software, unless otherwise agreed by the parties) as if the warranty commencement date did not occur until installation and acceptance of the applicable product by the Designated Customer. In such cases, Andersen Consulting shall advise Click when the imputed warranty commencement date commences.

         (i) Other responsibilities as determined by the Management Committee, from time to time.

         3.2      Responsibilities of Andersen Consulting. Andersen Consulting
                  ---------------------------------------
                  shall have primary responsibility for the following matters:

         (a) Forming a dedicated team of Andersen Consulting consultants whose objective will be to develop new business for Click products and services based on the concept of an Enterprise Channel Management offering.

         (b) Evaluating its existing customers and prospects to determine which may provide marketing opportunities for Click's products and services.

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         (c)      Identifying highly qualified accounts as Designated Customers.
                  Andersen Consulting's first proposed Designated Customer shall be disclosed to Click upon execution of this Agreement.

         (d) Designing and developing non-customer specific marketing materials, such as white papers, industry and products analyses and other similar collateral materials to support the joint marketing of Click products and services and Andersen Consulting services under this Strategic Alliance Agreement.

         (e) Providing Click with reasonably sufficient marketing materials for Andersen Consulting's services so that Click may effectively perform its obligations under this Agreement.

         (f) Providing Designated Customers access to Andersen Consulting's solution centers or other facilities as jointly agreed by the account team leaders to be necessary or desirable to best fulfill the functions and effectuate the purposes and goals of this Strategic Alliance and subject to Andersen Consulting's then-current policies regarding access to such solution centers and facilities.

         (g) Other responsibilities as determined by the Management Committee, from time to time.


         3.3      Joint Responsibilities of Click and Andersen Consulting. Click
                  -------------------------------------------------------
and Andersen Consulting shall have joint responsibility for the following matters:

         (a) Develop specific objectives, targets and plans for business development for the benefit of both parties, including joint support for marketing, investments, target segments and specific Designated Customers or other accounts.

         (b) To jointly develop an account strategy and plan with respect to each of the Designated Customers, including the manner of handling marketing to, and the management of, each Designated Customer.

         (c) To develop an appropriate strategy for maintaining, upgrading, updating and supporting all of the software, goods and services provided to Designated Customers.

         (d) To prepare mutually acceptable written budgets estimating the cost of implementing any agreed upon marketing effort to an identified Designated Customer.

                                       6
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         (e)      To provide training to marketing personnel for each of
                  Andersen Consulting and Click to enable each party to effectively promote each other's products and services to Designated Customers and other accounts.

         (f) Andersen Consulting and Click will coordinate marketing activity related to this Agreement on a regular basis. Such marketing coordination may include:

                         - An initial joint marketing planning meeting
                         - Follow-up planning meetings every 3 months
                         - Monthly opportunity status reporting

         (g) To create mutually acceptable website links on terms and conditions agreed to by the parties.


         3.4      Andersen Consulting's Appointment as "Click Preferred Systems
                  -------------------------------------------------------------
Integrator". During the term of this Agreement, Andersen Consulting shall be
----------
designated by Click as a "Click Preferred Systems Integrator" on a global basis and shall promote Andersen Consulting as such where appropriate. Click shall specify Andersen Consulting as a Click Preferred Systems Integrator on all Click marketing materials which contain a listing of multiple systems integrators recommended or preferred by Click. Andersen Consulting may also use this term on any promotional or marketing materials it creates to market its services. During the term of this Agreement, Click shall not designate more than one other "Click Preferred Systems Integrator" or other equivalent designation (other than those preferred systems integrators identified by Click to Andersen Consulting in writing and acknowledged and agreed to by the Company prior to the date hereof) and shall not appoint any systems integrator a status superior to that granted to Andersen Consulting under this Agreement. This Agreement shall not preclude Click from working or contracting with any other systems integrator.

         3.5      Project-Based Consulting Services Arrangements. During the
                  ----------------------------------------------
three year term of the Consulting Agreement (as defined below), Andersen Consulting and Click shall mutually agree to Andersen Consulting separately providing consulting services to Click under additional arrangement letters to be attached from time to time to a consulting agreement agreed to by the parties (the "Consulting Agreement").

         3.6      Use or Recommendation of Competitors. Neither party will be
                  ------------------------------------
restricted from: (i) recommending and marketing services or products which may be competitive with the services or products of the other party if the recommending or marketing party reasonably determines that such services or products will better meet the needs of an entity; or (ii) subject to the terms of this Agreement, entering into alliance or marketing arrangements with any third party.

         3.7      Compensation for Sales. Click does not have, and will not
                  ----------------------
establish, an incentive compensation system for its sales personnel that reduces the basis on which incentives are paid

                                       7
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for sales of Click products and services to Designated Customers as compared to sales to other Click customers.

         3.8  Training of Andersen Consulting Personnel. Click will provide, at
              -----------------------------------------
no cost to Andersen Consulting, up to sixteen (16) (i.e., four (4) per calendar quarter) day-long training sessions on the use, installation and integration of Click products for up to 10 Andersen Consulting personnel. If requested by Andersen Consulting, and subject to available Click resources, Click shall provide, and Andersen Consulting shall pay at 75% of Click's then current standard rates for, additional requested training sessions. Andersen Consulting shall be responsible for all costs of its personnel attending such sessions (including any travel, lodging or similar expenses). Time spent by Andersen Consulting personnel in such training sessions shall not be credited towards any Andersen Consulting obligations under this Agreement or otherwise be chargeable to Click as consulting services.

             ARTICLE IV - COSTS AND PURSUING DESIGNATED CUSTOMERS
             ----------------------------------------------------

         4.1  Costs. In consideration of the mutual benefits anticipated from
              -----
successful efforts hereunder, each party shall bear its own respective costs, expenses, risks and liabilities arising out of performance under the Strategic Alliance, including, but not limited to the operations of this Strategic Alliance and marketing to Designated Customers and other accounts (but excluding any services provided by Andersen Consulting to Click pursuant to a separate agreement). Each party may re-coup specified costs related to specific projects for Designated Customers as approved by the Management Committee.

         4.2  Pursuing Designated Customers.
              -----------------------------

         (a) With respect to each Designated Customer, the Management Committee will decide whether the parties will proceed to (1) jointly propose according to a teaming or prime/sub relationship or (2) jointly propose as two concurrent but separate contractors. If the prime/subcontract relationship is pursued, the Management Committee will also determine (i) which party will take the lead as the prime contractor and which will perform as a subcontractor and (ii) the scope of services to be provided by each party should a contract be awarded. The parties agree to exert commercially reasonable efforts to cause each Designated Customer to award a contract to the party designated as the prime contractor (the "Prime") and to accept the party designated as the subcontractor (the "Subcontractor") or to award separate contracts to each of Andersen Consulting and Click, as applicable.

         (b) The Prime shall consult with the Subcontractor but shall (i) decide, in its reasonable discretion, the final form and content of the Strategic Alliance's proposal to the Designated Customer and (ii) retain final control of all post-award activities as prime contractor, including but not limited to, program management, technical direction and client liaison.

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         (c)  The Subcontractor shall (i) timely prepare and submit to the Prime the substantive content of the Subcontractor's proposal; and (ii) furnish appropriately qualified personnel, information and materials as necessary, and shall devote substantial efforts to assist the Prime in developing and preparing the proposal.

         (d) If a contract is awarded to the Prime during the term of this Agreement, the Prime and Subcontractor shall enter into a subcontract for such work. The parties' obligations under this subparagraph are conditioned on the client's approval, if required, of the Subcontractor's participation as a subcontractor and of the terms and conditions of the subcontract and agreement by the parties as to the terms and conditions of the subcontract. The parties agree that the subcontract shall include, but not be limited to, the scope of work agreed to by the parties.

         4.3  Audit. Not more frequently than once annually, Andersen Consulting
              -----
may audit, or engage an independent certified public accountant to audit, the books and records of Click related to the fees credited to Andersen Consulting under the performance warrant to purchase Click common stock issued to Andersen Consulting by Click on the date hereof (the "Warrant")-. Andersen Consulting shall pay for the cost of such certified public accountant unless the inspection reveals that Click under reported the fees credited to Andersen Consulting by more than ten percent (10%) of the revenues actually remitted. In such case, the Click shall pay all reasonable costs of the certified public accountant.

                     ARTICLE V - LICENSE AND OWNERSHIP OF
                     ------------------------------------
                         INTELLECTUAL PROPERTY RIGHTS
                         ----------------------------

         5.1  Use of Marks in this Strategic Alliance. Andersen Consulting may
              ---------------------------------------
use the Click Marks as agreed by Click prior to such use, and Click may use the Andersen Consulting Marks as agreed by Andersen Consulting prior to such use, and, in each case, only in the manner agreed to by the consenting party. Except as provided in the prior sentence or as otherwise agreed by the parties, neither party shall use the other party's trademarks or service marks without the prior written consent of the other party.

         5.2  Use of Click Marks. Subject to the terms and conditions of this
              ------------------
Agreement, following the consent of Click with regard to Click Marks as contemplated by Section 5.1 (each a "Click Disclosure Agreement"), Click hereby grants to Andersen Consulting a license to use the Click Marks solely as provided in the Click Disclosure Agreement in connection with promoting Click's software, goods and services pursuant to this Agreement. Andersen Consulting agrees to use the Click Marks solely in the form provided to Andersen Consulting by Click, and otherwise in accordance with Section 5.1 hereof and Click's then-current trademark use policies, as well as any written instructions given by Click. Andersen Consulting recognizes and acknowledges that the Click Marks represent valuable goodwill and must be used only in connection with goods and services of the highest quality. Andersen Consulting agrees that with regard to its use of the Click Marks, that it shall not act in any manner which would be reasonably expected to impair or reduce their value, or use them in connection with any products

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or services which are or could be inconsistent with the image and goodwill represented by the Click Marks. Andersen Consulting agrees that the Strategic Alliance's use, or its use of the Click Marks shall inure to the benefit of Click. Ownership of the Click Marks shall always be held by Click, and Click shall not at any time challenge, contest or call into question the validity, or Click's rights in, the Click Marks or any registration thereof. Andersen Consulting agrees that the scope of the foregoing license does not permit Andersen Consulting to use Click's intellectual property other than in connection with the performance of its responsibilities pursuant to this Agreement.

         5.3  Use of Andersen Consulting Mark. Subject to the terms and
              -------------------------------
conditions of this Agreement, following the consent of Andersen Consulting with regard to Andersen Consulting Marks as contemplated by Section 5.1 (the "Andersen Consulting Disclosure Agreement"), Andersen Consulting hereby grants to Click a license to use the Andersen Consulting Mark solely as provided in the Andersen Consulting Disclosure Agreement, in connection with promoting Andersen Consulting's services pursuant to this Agreement. Click agrees to use the Andersen Consulting Marks solely in the form provided to Click by Andersen Consulting in accordance with Section 5.1 hereof and Andersen Consulting's then-current trademark use policies, as well as any written instructions given by Andersen Consulting as to use of the Andersen Consulting Mark. Click recognizes and acknowledges that the Andersen Consulting Marks represent valuable goodwill and must be used only in connection with services of the highest quality. Click agrees that with regard to its use of the Andersen Consulting Marks, that it shall not act in any manner which would be reasonably expected to impair or reduce the value of any of the Andersen Consulting Mark, or use the Andersen Consulting Mark in connection with any products or services which are or could be inconsistent with the image and goodwill represented by the Andersen Consulting Mark. Click agrees that the Strategic Alliance's use, or its use of the Andersen Consulting Mark shall inure to the benefit of Andersen Consulting. Ownership of the Andersen Consulting Marks shall always be held by Andersen Consulting, and Click shall not at any time challenge, contest or call into question the validity, or Andersen Consulting's rights in, the Andersen Consulting Mark or any registration thereof. Click agrees that the scope of the foregoing license does not permit Click to use Andersen Consulting's intellectual property other than in connection with the performance of its responsibilities pursuant to this Agreement.

         5.4  Intellectual Property Rights.
              ----------------------------

         (a) Each party will retain ownership of any assets or materials they bring to this Agreement, such as software, designs, methodology and knowledge capital. Unless otherwise agreed to, the parties will each directly license their own materials to the Designated Customer. Intellectual property rights and licenses with respect to software developed by Andersen Consulting for Click in connection with Click products shall be covered by separate agreements between the parties and such Designated Customers.

         (b) Notwithstanding anything to the contrary herein, the provisions of this Section 5.4(b) relate solely to the development of certain items, including, but not limited to, high level software interface designs, high level product offering customization information, documentation, marketing collateral, workplans and training materials (collectively, "Materials") to be used in connection with this Strategic Alliance during the joint marketing and/or the engagement process with prospective clients. Materials shall not include any items or deliverables developed for or licensed to a party by the other under a separate contractual arrangement. As between the parties, the ownership and intellectual property rights to the Materials will fall into the following three categories:

              (i) Click Developed and Owned: All Materials developed by Click's personnel and any software and product offering related items (such as training, documentation and marketing collateral) upon which Click contributes materially (financial or otherwise) to the development of will be considered to be owned by Click. If such Materials contain Confidential Information of Andersen Consulting, the applicable portions of such Materials will be designated as such and will be distributed subject to the terms of a proprietary information agreement agreed to by Andersen Consulting.

              (ii) Andersen Consulting Developed and Owned: Any Materials developed by Andersen Consulting or a sales prospect with minimal assistance from Click personnel or minimal financial contribution by Click will be owned by Andersen Consulting. If such Materials contain Confidential Information of Click, the applicable portions of such Materials will be designated as such and will be distributed subject to the terms of a proprietary information agreement agreed to by Click.

              (iii) Jointly Developed: Ownership rights to Materials jointly developed by Click and Andersen Consulting will be jointly shared by the parties. Neither party shall have any obligation to account to the other for its use of any jointly owned Materials; provided, however, that neither party shall license or provide access to such jointly owned Materials to a competitor of either Andersen Consulting or Click, or create an alliance involving any such jointly owned Materials with such a competitor, without the prior written agreement of the other party.

         (f) The parties will cooperate with each other and execute such other documents as may be appropriate to achieve the objectives of this Section. Notwithstanding the above provisions of this Section regarding ownership, each party shall have a license to use Materials owned by the other party (as provided for in this Section) as necessary to fulfill the purposes of this Agreement.

         (g) Subject to each party's confidentiality obligations, each party reserves the right to use any skills, knowledge or techniques used or acquired while providing services to or for a prospective client, provided such skills, knowledge or techniques are not owned by the other party.

         5.5  Limited Marketing License. Subject to the terms and conditions of
              -------------------------
              this Agreement, Click hereby grants to the AC Entities a worldwide, non-exclusive, non-transferable, paid-up license to market, promote, use, install, copy, reproduce, and display, on an as-needed basis, Click's software and product offering, and on a case-by-case basis with the prior consent of Click, to develop enhancements, modifications, and derivative works of such software and product offering during the term of this Agreement for the following purposes: marketing, promoting and demonstrating the software and product offerings in exhibits, in all present and future Andersen Consulting facilities, and to potential sales prospects; developing and demonstrating implementation methodology and application programs utilizing the Click's software and product offerings; training Andersen Consulting personnel; and in conjunction with providing products and services to clients of Click and Andersen Consulting.

         5.6  Licenses for Embedded Software. Click will be solely responsible
              ------------------------------
              for obtaining any and all rights necessary to allow Andersen Consulting to market, in accordance with this Agreement, any third party components contained in Click's software and/or product offering, including responsibility for any administrative or financial arrangements in relation to such third party components.

         5.7  Non-Solicitation of Employees. For the period of this Agreement
              -----------------------------
and for one (1) year after any termination or expiration hereof, neither party shall directly, or indirectly through any other individual, person or entity owned or controlled by any of them, solicit for employment or employ any "Employee" of the other party. For purposes of this Section 5.7, "Employee" shall mean and include all persons employed by a party in relation to the performance of any services related to this Agreement. However, either party shall have the right to hire any Employee who, without other solicitation targeted to such Employee, responds to employment advertising in the newspapers, trade publications, website or other public commercial media or any unsolicited walk-in candidates not related to this Agreement. The parties expressly acknowledge the materiality of this covenant.


                       ARTICLE VI - TERM AND TERMINATION
                       ---------------------------------

         6.1  Initial Term. Unless otherwise terminated as hereinafter set
              ------------
forth, this Agreement shall be effective as of the date of execution by both parties and continue in force for a period of three (3) years to and including ____, 2003 (the "Initial Term").

         6.2  Additional Terms. Unless terminated by either party by written
              ----------------
notice served thirty (30) days prior to the expiration of the Initial Term or any additional term, the term of this Agreement will be extended for successive one year periods.

         6.3  Termination Upon Default. If either party defaults at any time in
              ------------------------
the performance of its material obligations hereunder, and such default is not cured within thirty (30) days after written notice thereof is given to the defaulting party by the non-defaulting party, the non-defaulting party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting party that this Agreement is terminated effective fifteen (15) days after the date upon which the notice of termination is given. Notwithstanding the foregoing sentence, either party may terminate this Agreement immediately upon written notice to the other party in the event such other party breaches its confidentiality obligations or the intellectual property licensing provisions of this Agreement.

         6.4  Click Change of Control. Upon a Click Change of Control, Andersen
              -----------------------
Consulting shall have the right to terminate this Agreement by giving written notice of termination to Click that this Agreement is terminated effective fifteen (15) days after the date upon which the notice of termination is given. "Click Change of Control" shall mean the occurrence of any of the following with regard to Click: (A) the sale, lease, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Click to any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provisions), (B) the adoption of a plan relating to the liquidation or dissolution of Click, (C) the consummation of a transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above) becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more of than 35% of the voting power of Click (excluding from the definition of "person" the individuals or entities owning common stock of Click on the date of issuance of this Warrant), (D) the consummation of a transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above) which is, or includes, an AC Competitor becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more of than 20% of the voting power of Click (excluding from the definition of "person" the individuals or entities owning common stock of Click on the date of issuance of this Warrant), or (E) the first date on which a majority of the members of the Board of Directors of Click are not "Continuing Directors". "Continuing Directors" means, as of the date of determination, any member of the Board of Directors of Click who (x) was a member of the Board of Directors on the date prior to the transaction or series of transactions resulting in the Click Change of Control or (y) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election. Click shall provide prompt written notice to Andersen Consulting of any Click Change of Control.

         6.5  Insolvency. Either party shall have the right to terminate this
              ----------
Agreement in the event of the insolvency of the other party.

         6.6  Effect of Termination.
              ---------------------

         (a)  Upon termination or expiration of this Agreement, each party shall
              (1) promptly return to the other party or dispose of as mutually agreed, all advertising materials and other properties, including all confidential materials, furnished to it by the other party pursuant to this Agreement, (2) immediately cease holding itself out, in any manner, as affiliated with the other party, except as may be provided in any surviving separate agreement, and (3) discontinue any and all use of trade names and/or trademarks as provided for under this Agreement, except as necessary for either party to fulfill its obligations to a Designated Customers and under proposals issued to sales prospects.

         (b) Termination or expiration of this Agreement shall not result in a diminution or modification of obligations of either party to provide ongoing services to a client or with respect to the parties' obligations, if any, relating to any proposals issued prior to such termination or expiration. Each party may continue to exercise the rights and licenses granted hereunder to the extent necessary to allow such party to fulfill its obligations under agreements with clients or included in any proposal to a sales prospect that was outstanding at the time of termination or expiration. Andersen Consulting specifically shall retain the right to use the Click's software and/or product offerings for as long as necessary to meet any obligations or services that Andersen Consulting has undertaken. Andersen Consulting shall also continue to have the right to use and access Click's software and/or product offerings to allow Andersen Consulting to fulfill its obligations to sales prospects to whom a proposal has been submitted or to clients to whom Click's software and/or product offerings has been implemented. Solely in support of the foregoing, Click agrees to provide Andersen Consulting with continued access to Click's software and product offerings (including source code and documentation) to enable Andersen Consulting to meet its obligations to sales prospects and/or to clients.

         (c) In the event of a termination of this Agreement by Andersen Consulting pursuant to Section 6.3, Andersen Consulting shall have no obligation to pay any amount otherwise required to be paid as a result of Andersen Consulting failing to satisfy the revenue generation requirements provided for in the Warrant.


               ARTICLE VIII-COMPLIANCE WITH LAWS AND REGULATIONS
               -------------------------------------------------
         Both parties agree to comply with all United States laws and regulations regarding export licenses or the control or regulation of exportation or re-exportation of materials supplied to each other hereunder. Both Andersen Consulting and Click further agree to take the required steps necessary to satisfy any laws or requirements to declare, file, record or otherwise render this Agreement valid. Both parties agree not to use all or any portion of any compensation received hereunder to make or offer a direct or indirect payment or gift to any employee, officer or representative of any government or government agency or other instrumentality under circumstances where the payment or gift would constitute an illegal payment under the laws of any applicable jurisdiction.


              ARTICLE IX - WARRANTIES/INDEMNIFICATION/LIABILITY
              --------------------------------------------------

         9.1  Warranties.
              ----------

         (a) EXCEPT AS PROVIDED IN PARAGRAPH (b) BELOW, EACH PARTY ACCEPTS THE OTHER PARTY'S MATERIAL UNDER THIS AGREEMENT "AS IS". NEITHER PARTY EXTENDS ANY WARRANTIES TO THE OTHER REGARDING THE MATERIAL, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         (b)  Each party represents and warrants that:

              i) the execution, delivery and performance by it of this Agreement is within its powers and has been duly authorized by all necessary action on its part;

              ii) this Agreement constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms;

              iii) the execution, delivery and performance of this Agreement by such party will not be in violation of any applicable law or governmental regulation (including, but not limited to, any applicable immigration laws);

              iv) the execution, delivery and performance of this Agreement does not and will not contravene or conflict with, constitute a default under, or give rise to any right of termination, loss of benefit or other adverse action under any agreement to which it is a party.

         9.2  Indemnification.
              ---------------

         (a) Click agrees to indemnify and hold harmless the AC Entities, and their respective officers, directors, employees, partners, principles and agents, and Andersen Consulting agrees to indemnify and hold harmless Click, and its officers, directors, employees, partners, principles and agents, from and against any and all amounts payable under any judgment, verdict, court order or settlement payable to third parties (other than affiliates of the indemnified party) for death or bodily injury or the damage to or loss or destruction of any tangible personal property to the extent arising out of the negligence in the performance of this Agreement of the indemnifying party.

         (b) Click agrees to defend, indemnify and hold harmless the AC Entities, and their respective officers, directors, employees, partners, principles and agents, from any and all liabilities, damages, costs and expenses, including reasonable attorneys' fees, incurred as a result of any claim asserted by a third party (other than affiliates of Click) that any of the Click software or product offerings, or any enhancement, update, modification or addition to any Click software or product offering created or otherwise provided by Click to AC Entities or a Designated Customer hereunder or any of Click's services provided to a Designated Customer infringe any copyright, United States trademark, or any trade secret. Click agrees to promptly notify Andersen Consulting of any claims of infringement against Click's services, software or product offerings that may be relevant to past or future Andersen Consulting engagements or Andersen Consulting's marketing activities related to Click products or services of which the executive of Click appointed pursuant to
              Section 2.1 has knowledge.

         (c) Andersen Consulting agrees to defend, indemnify and hold harmless Click, and its officers, directors, employees, partners, principles and agents, from any and all liabilities, damages, costs and expenses, including reasonable attorneys' fees, incurred as a result of any claim asserted by a third party (other than affiliates of Andersen Consulting) that any of Andersen Consulting's services to a Designated Customer infringe any copyright, United States trademark or any trade secret. Andersen Consulting agrees to promptly notify Click of its knowledge of any claims of infringement against Andersen Consulting as a result of Andersen Consulting integrating or implementing Click's products or software and which may be relevant to past or future Click engagements of which the executive of Andersen Consulting appointed to pursuant Section 2.1 has knowledge.

         (d) If any action, suit, proceeding or investigation is commenced, the indemnified party shall notify the indemnifying party with reasonable promptness in writing, including therewith copies of any papers served; provided, however, that any failure by indemnified party to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder unless the indemnifying party has been materially prejudiced by such delay. Upon receiving any such notification, the indemnifying party may elect to assume the defense of any such action, suit, proceeding or investigation. In the event the indemnifying party fails to assume the defense of any indemnification claim, then indemnified party shall have the right to retain counsel of its own choice to represent it, and the indemnifying party shall pay the reasonable fees, expenses and disbursement of such counsel, and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any claim against indemnified party made with the indemnifying party's written consent, which consent shall not be unreasonably withheld or delayed. The indemnifying party shall not, without the prior written consent of indemnified party (which consent shall not be unreasonably withheld or delayed), settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to indemnified party of an unconditional and irrevocable release from any liability in respect of any such claim (except for claims to the extent they resulted from any gross negligence or willful misconduct of indemnified party).

         9.3   Limitation of Liability.
               -----------------------

         (a) Except as provided in Section 9.2, each party's entire liability to the other party, and such other party's sole and exclusive remedy for damages concerning performance or nonperformance by a party under or in relation to this Agreement shall be limited to the payment by a party of actual damages of the other party not to exceed $100,000.

         (b) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CLAIM BASED UPON ANY THIRD PARTY CLAIM OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF USE, TIME OR DATA, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS) TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW EVEN IF CLICK OR ANDERSEN CONSULTING HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. No action, regardless of form, arising out of this Agreement may be brought by either party more than one (1) year after the cause of action has accrued.


             ARTICLE X - PROPRIETARY AND CONFIDENTIAL INFORMATION
             ----------------------------------------------------

         10.1 During the term of this Agreement, either party may receive information that the other party regards as confidential and proprietary. The parties agree that all information which is clearly marked to indicate its confidential and proprietary status or which is reasonably discernible as the confidential information of the other party, if disclosed by one party to the other in written, graphic, recorded, photographic or any machine readable form, or disclosed orally and reduced to writing within thirty (30) days after disclosure, shall be considered "Confidential Information" and shall be subject to the provisions of this Article X.

         10.2 A party receiving Confidential Information (the "Receiving Party") shall hold such information in strict confidence and shall not use, disclose or duplicate such information except for the purpose of, and to the extent required for, its performance under this Agreement. The Receiving Party shall permit access to Confidential Information only to its and its affiliates' partners, principals, directors, officers, employees, attorneys and auditors having a need to know such information in order to perform fully this Agreement. The Receiving Party shall ensure that such individuals are informed of the confidential and proprietary status of such information and of the restrictions on its use, disclosure and duplication contained in this Agreement. In no event shall the Receiving Party utilize less than the same degree of care with respect to the other party's Confidential Information as the Receiving Party normally utilizes to safeguard and protect its own confidential and proprietary information, or, in the event that such care is less than a reasonable degree of care, no less than a reasonable degree of care.

         10.3   The restrictions in this Article X shall not apply:

         (a) If the Confidential Information is or becomes publicly available without breach of this Agreement;

         (b) If the Confidential Information is already known to the Receiving Party at the date of disclosure as shown by the Receiving Party's files and records, or it is rightfully obtained by the Receiving Party from a third party without restriction, or is independently developed by the Receiving Party without reliance thereon;

         (c) If the Disclosing Party has previously provided the Confidential Information to any third party (including client agencies or bureaus) without restriction; or

         (d) To information independently developed by the Receiving Party without use of the Confidential Information.

         10.4 If the Receiving Party receives a subpoena, court order or other legal process with respect to the Disclosing Party's Confidential Information, the Receiving Party shall provide prompt notice to the Disclosing Party and shall thereafter be entitled to comply with such subpoena, court order or other legal process; provided, however, that the Receiving Party, if requested by the Disclosing Party, at the Disclosing Party's own expense, shall take, or allow the Disclosing Party to take, all reasonable legal steps to oppose such disclosure. Click may disclose its business relationship with Andersen Consulting, this Agreement, the Warrant and any other agreements between the parties only to the extent appropriate or required under applicable securities laws and regulations, provided that Click will use its reasonable efforts to give Andersen Consulting as much prior written notice of such disclosure as possible and, to the extent permitted by applicable law or regulations, Click shall use commercially reasonable efforts to summarize and/or redact any terms of such business relationship and contracts that are deemed confidential by Andersen Consulting. Subject to the reasonable approval of Click's legal counsel, Click will allow Andersen Consulting to participate in and to assist Click in preparing any documentation necessary to summarize and/or redact such confidential information from securities filings.

         10.5 Nothing in this Agreement shall prohibit or restrict either party's right to develop, use, or market products and services similar to the Confidential Information of the other party as long as (a) the Receiving Party shall not thereby breach this Agreement, and (b) such products and services are independently developed by the Receiving Party without reliance the Disclosing Party's Confidential Information.

         10.6 Each party shall notify the other (a) immediately upon learning of any unauthorized use, disclosure or duplication of Confidential Information or (b) before using any Confidential Information without restriction in reliance on the foregoing. Except as otherwise expressly set forth herein, no license or other right or property interest under trademark, patent, copyright or other legal theory is granted, transferred or implied with respect to Confidential Information furnished by one party to the other pursuant to this Agreement.

         10.7 Each party represents and warrants to the other that its disclosure of any information pursuant to this Agreement shall not constitute an infringement of any trade secret, trademark, patent, copyright or other proprietary right of any third party and that it has all necessary and appropriate legal rights to make such disclosures. Each party acknowledges that the other party will suffer irreparable injury as a result of any misuse, disclosure or duplication of its Confidential Information by the other party in violation of the provisions of this Article X. Accordingly, either party shall be entitled in such event to seek a preliminary and final injunctive relief without a requirement to post bond in addition to any other applicable remedies, including the recovery of damages.

         10.8 Upon termination or expiration of this Agreement for any reason, each party shall, at the option of the other party, immediately return to the other party or destroy, and certify to the other party the destruction of all Confidential Information and other documents, materials and properties of the other party, together with any copies thereof or notes thereon held by each for the purpose of performing this Agreement. Andersen Consulting and Click may retain, subject to the terms of this Section, copies of the other party's Confidential Information required for compliance with its recordkeeping or quality assurance requirements.

         10.9 In the event a party receives a Request for Proposal ("RFP") or other information from a sales prospect, and such information is disclosed to the other party to this Agreement, then such RFP and other information will be considered Confidential Information. The parties agree not to disclose such RFP and other information to anyone other than their employees who have a need to know such information for the purposes of this Agreement without the prior written permission of the disclosing party.

         10.10 Except as (a) necessary to fulfill its obligations in relation to the activities contemplated by this Agreement or (b) provided in Section 10.4 hereof, the parties shall keep the terms of this Agreement confidential.


                          ARTICLE XI - MISCELLANEOUS
                          --------------------------

         11.1 Amendment. Except as expressly provided herein, neither this
              ---------
Agreement nor any term hereof may be amended, waived, modified, supplemental, discharged or terminated other than by a written instrument signed by or on behalf of all parties to this Agreement.

         11.2  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the internal substantive laws of the State of Illinois, without giving effect to principles of conflict of law.

         11.3  Notices. All notices, requests and demands, authorizations,
               -------
approvals and other communications permitted or required to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or sent by, recognized overnight courier service, certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         If to Andersen Consulting, to:  Andersen Consulting, LLP

                                   Suite 1900
                                   200 Public Square
                                   Cleveland, Ohio 44114
                                   Attention: Roy K. Phelan
                                   Fax: 216-535-6800


                With a copy to:

                                   Douglas G. Scrivner
                                   161 Page Mill Road
                                   Palo Alto, California 94304
                                   Facsimile: (650) 842-2956

         If to Click, to:          Click Commerce, Inc.
                                   Suite 4900
                                   200 East Randolph Street
                                   Chicago, IL  60601
                                   Attention: Randy A. Gray
                                   Fax: (312) 482-8557

         Any party to this Agreement may, by notice given in accordance with the provisions of this Section, designate a new person or address for notices and other communications to such party. A notice of communication shall be deemed to have been given as of (i) the date of delivery if hand delivered, (ii) the next business day after delivery to a recognized overnight courier service if sent by courier service, or (iii) three (3) business days after the date when placed in the U.S. Mail, addressed and mailed as provided herein.

         11.4  Publicity/Press Releases. Neither party may publicly announce
               ------------------------
this Agreement and the relationship this Agreement has established between Andersen Consulting and Click without the mutual written consent of the parties, which shall not be unreasonably withheld. The parties intend to issue a mutually agreed upon joint press release describing the nature of the agreement and announcing the alliance between the parties. Both parties must approve, in writing, the press release prior to its release.

         11.5  Entire Agreement. This Agreement, together with the Exhibits
               ----------------
hereto, and, with respect to the matters not specifically covered hereunder, that certain letter agreement between the parties, dated March 24, 2000, together constitute the full and entire agreement and understanding among the parties hereto in respect of the subject matter of this Agreement and such letter agreement and supersede all prior and contemporaneous agreements and understandings among the parties hereto in connection with such subject matter. The terms of this Agreement shall not be contradicted, varied, supplemented or modified by any course of dealing or course of performance between the parties, trade practices, evidence of prior, contemporaneous or subsequent oral agreements or discussions between the parties, or other extrinsic evidence of any nature. No party shall be liable or bound to any other party in any matter by any warranties, representations or covenants except as specifically set forth herein.

         11.6  Captions. The captions contained in this Agreement are included
               --------
only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, instruction or meaning and are in no way to be construed as a part of this Agreement.

         11.7  Waiver. Any waiver by any party of a breach of any provisions of
               ------
this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the term or any other term of this Agreement.

         11.8  Severability. If any of this Agreement shall be determined to be
               ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. It is the intention of each party to this Agreement that if any provisions of this Agreement is susceptible to two or more constructions, one of which would render the provision enforceable and the other or others which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

         11.9  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 Assignment. No party to this Agreement may sell, assign,
               ----------
transfer, pledge, hypothecate or otherwise convey any of its rights, or delegate any of its duties, under this Agreement without the prior written consent of the other parties hereto, other than by operation of law. Such consent shall not be unreasonably withheld. Any attempted sale, assignment, transfer conveyance, or delegation in violation of this Section shall be void and shall not relieve the party attempting to make such assignment of any liability hereunder; provided, however, that, subject to Andersen Consulting's right to terminate this Agreement following a Click Change of Control, nothing contained in this Section 11.10 (or in Section 11.11 below), shall preclude or otherwise restrict either party from selling equity or assets of its business to a third party. Notwithstanding the foregoing, Andersen Consulting shall have the right to cause this Agreement to be performed, in whole or in part, by an AC Affiliate.

         11.11 Successors and Assigns. All of the terms and provisions of this
               ----------------------
Agreement by or for the benefit of the parties hereto shall be binding upon and inure to the benefit of their respective successors, permitted assigns, heirs and personal representatives (including successive, as well as immediate successors, assigns, heirs and personal representatives).

         11.12 No Third Party Beneficiaries. This Agreement is made for the sole
               ----------------------------
benefit of the parties hereto and their respective successors, permitted assigns, heirs and personal representatives and no other person or entity is intended to or shall have any rights hereunder, whether as a third party beneficiary by assignment under operation of law or otherwise.

         11.13 Insurance. During the term of this Agreement each party shall
               ---------
maintain insurance coverage of a kind and in an amount that is commercially reasonable and shall provide to the other party upon request certificates of insurance coverage and shall promptly notify the other party of the cancellation of any insurance policy maintained pursuant to this paragraph.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first written above.

ANDERSEN CONSULTING, LLP                CLICK COMMERCE, INC.


By: ________________________________    By: ________________________________
Title: _____________________________    Title: _____________________________